QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

TROY & GOULD PROFESSIONAL CORPORATION
1801 Century Park East, 16th Floor
Los Angeles, California 90067-2367

September 25, 2003

Movie Gallery, Inc.
900 West Main Street
Dothan, Alabama 36301

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") that the Company intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about September 29, 2003, for the purpose of registering the offer and sale of up to 4,167,749 shares (the "Shares") of its common stock, par value $0.001 per share, issuable under the Company's 2003 Stock Plan, as amended (the "Stock Plan"). This opinion letter is being given to you pursuant to your request.

        As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Stock Plan; (iii) the Company's Certificate of Incorporation, as amended to date; (iv) the Company's Amended and Restated Bylaws, as amended to date; (v) resolutions of the Company's Board of Directors pertaining to the issuance of the Shares, the Registration Statement, the Stock Plan and related matters; and (vi) such other certificates of public officials, certificates of officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinion.

        As to questions of fact relevant to our opinion, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of the Company, officers of the Company and public officials. Furthermore, in order to render our opinion, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion letter, we have made and are relying upon the following assumptions, all without any independent investigation or inquiry by us:

        A.    All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.

        B.    All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company or public officials that we have examined are true and correct, and all factual representations and other statements regarding factual matters that are contained in the Registration Statement and the Stock Plan are true and correct.

        C.    The Company will issue each of the Shares for legally sufficient consideration under the Delaware General Corporation Law (the "DGCL") and in accordance with the terms and conditions of the Registration Statement and the Stock Plan.

        We are not licensed to practice law in any jurisdiction other than the State of California. The law covered by our opinion is limited to the DGCL. We neither express nor imply any opinion with respect to any other laws, rules or regulations of Delaware or of any other jurisdiction, and we assume no responsibility with respect to the application or effect of any such laws, rules or regulations.

        This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.

        Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, we are of the opinion that all Shares which are issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement and the Stock Plan will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Troy & Gould
TROY & GOULD PROFESSIONAL CORPORATION

QuickLinks

TROY & GOULD PROFESSIONAL CORPORATION 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367